Hawkins  Accounting
Certified  Public  Accountant
1210  Homestead  Drive
Santa  Clara,  CA  95050
408-247-3059



                       CONSENT OF THE INDEPENDENT AUDITOR
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As  the  independent accountant and auditor for OEF Corporate Solutions, Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of the audited financial statements dated March 26, 2003 as of December 31, 2002 and 2001 and the review report for the three months ended March 31, 2003 and 2002 dated June 9, 2003.






/s/ Hawkins Accounting
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June  26,  2003